Bandwidth Promotes Emily Harlan to General Counsel
and Secretary
Experienced Bandwidth legal leader succeeds retiring General Counsel Brandon Asbill
RALEIGH, N.C., Sept. 4, 2026 – Bandwidth Inc. (NASDAQ: BAND), a leading global cloud communications company, today announced the promotion of Emily Harlan to General Counsel and Secretary, effective Sept. 1, 2026. Harlan has taken on increasing leadership responsibilities across the company’s legal function since joining Bandwidth as Deputy General Counsel in 2018. She succeeds Brandon Asbill, who is retiring as General Counsel and Secretary after more than five years.
“Emily is an exceptional lawyer, trusted advisor and proven leader who knows Bandwidth and our business deeply,” said David Morken, Bandwidth’s Co-founder and CEO. “Over the past eight years, she has earned the confidence of our leadership team and Board through her judgment, integrity and ability to navigate complex issues. I’m delighted to elevate Emily to this new role as we continue to grow and serve our customers around the world.”
“I’m honored and grateful for the opportunity to continue contributing to Bandwidth’s success alongside such a talented team,” said Harlan. “I’ve had the privilege of collaborating with Bandmates across the company for years, and I look forward to building on the strong foundation Brandon and our legal team have established.”
Harlan joined Bandwidth in Dec. 2018 as Deputy General Counsel, initially leading dispute resolution and litigation after previously serving as outside counsel to the company. Since then, she has taken on increasing responsibilities across the legal function. Her additional roles have included serving as the company’s Ethics and Compliance Officer and leading employment law matters for Bandwidth’s global workforce. She was promoted to Senior Vice President and Deputy General Counsel in July 2024. Before joining Bandwidth, Harlan was a partner in the Washington, D.C., office of Nixon Peabody LLP. She earned a bachelor’s degree in Linguistics from Duke University and a J.D. from The George Washington University Law School.
Asbill steps down as General Counsel and Corporate Secretary effective Aug. 31, 2026, and will serve as General Counsel Emeritus and Assistant Secretary through his retirement from Bandwidth on Dec. 31, 2026. During his tenure, Asbill played an important role in Bandwidth’s evolution into a global company and built a legal function to support growth and an expanding international footprint.
"Serving as Bandwidth's General Counsel has been one of the great honors of my career," said Asbill. "I'm incredibly proud of the legal team we've built and the role we've played in Bandwidth's growth into a global company. Emily is exactly the right leader to carry this work forward. She has my full confidence, and I know the function is in exceptional hands."

“Brandon has been a steadfast counselor, colleague and friend through a key growth chapter in Bandwidth’s history,” said Morken. “We are profoundly grateful for everything Brandon has contributed, and I wish the Asbill family fair winds and following seas.”
About Bandwidth Inc.
Bandwidth Inc. (NASDAQ: BAND) is a global cloud communications company that helps enterprises deliver exceptional experiences through voice calling, text messaging and emergency services. Our solutions and our Communications Cloud, covering ~70 countries and 90 percent of global GDP, are trusted by all the leaders in unified communications and cloud contact centers—including Amazon Web Services (AWS), Cisco, Google, Microsoft, RingCentral, Zoom, Genesys and Five9—as well as Global 2000 enterprises and SaaS builders like Docusign, Uber and Yosi Health. As a founder of the cloud communications revolution, we are the first and only global Communications Platform-as-a-Service (CPaaS) to offer a unique combination of composable APIs, AI capabilities, owner-operated network and broad regulatory experience. Our award-winning support teams help businesses around the world transform their communications every day.
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